                                                                  Exhibit (g)(3)

                        AMENDMENT TO CUSTODIAN CONTRACT

      This Amendment to the Custodian Contract is made as of July 17, 2001 by and between each of the funds listed on the attached Schedule D (including any series thereof, each, a "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

      WHEREAS, each Fund and the Custodian entered into a Custodian Contract dated as of the dates set for on Schedule D (each contract, as amended and in effect from time to time, a "Contract");

      WHEREAS, each Fund may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series listed on Schedule D subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule l7f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule l7f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund and any such Portfolio held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract relating to the 1997 revisions to Rule l7f-5 promulgated under the Investment Company Act of 1940 and dated February 22, 1999 is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

3.    Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank

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(as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule l7f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository. "Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Funds' and/or Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Funds' and/or Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule l7f-5.

3.2.  The Custodian as Foreign Custody Manager.

      3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees/Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule l7f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Funds and/or Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Funds and/or Portfolios.

      3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds and/or Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.
The Foreign Custody Manager may withdraw its acceptance of delegated

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responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

      3.2.3 Scope of Delegated Responsibilities:

            (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l).

            (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

            (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board and the Fund's duly appointed manager in accordance with Section 3.2.5 hereunder.

      3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

      3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board and the Fund's duly appointed manager an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board and the Fund's duly appointed manager of any other material change in the foreign custody arrangements of the Funds and/or Portfolios described in this Section 3.2 after the occurrence of the material change.

      3.2.6 Standard of Care as Foreign Custody Manager of the Fund. In performing the responsibilities delegated to it, the Foreign Custody Manager

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agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

      3.2.8 Effective Date and Termination of the Custodian as Foreign
Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3   Eligible Securities Depositories.

      3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Board and the Fund's duly appointed manager with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section
(a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Board and the Fund's duly appointed manager of any material change in such risks in accordance with section (a)(l)(i)(B) of Rule 17f-7. The risk analysis provided by the Custodian may include consideration of the following, as deemed appropriate and relevant by the Custodian: a depository's expertise and market reputation, the quality of its services, its financial strength (including the level of settlement guarantee funds, collateral requirements, lines of credit, or insurance as compared with participants' daily settlement obligations), any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections.

      3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

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4.2.  Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.  Transactions in Foreign Custody Account.

      4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities:

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)   in connection with the lending of foreign securities; and

      (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      4.4.2. Payment of Portfolio Monies. Upon receipt of Proper
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub- Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) for payment of part or all of the dividends received in respect of securities sold short;

      (vii)  in connection with the borrowing or lending of foreign securities;
             and

      (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board and the Fund's duly appointed manager the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub Custodian) acting pursuant to the terms of this Amendment to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the

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Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Fisk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

11. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3.2.1 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                                   STATE STREET BANK and TRUST
                                                COMPANY

/s/ Raelene S. Laplante                         /s/ Ronald E. Logue
-----------------------                         -------------------
Raelene S. LaPlante                             Ronald E. Logue
V.P. & Associate Counsel                        Vice Chairman and Chief
                                                Operating Officer


WITNESSED BY:                                   EACH FUND LISTED ON SCHEDULE D

/s/ Jane Dalton                                 /s/ Judy Rice
---------------                                 -------------
Jane Dalton                                     Judy Rice
Administrative Asst.                            EVP/Program Management

                              SCHEDULE A

                             STATE STREET
                        GLOBAL CUSTODY NETWORK
                             SUBCUSTODIANS


COUNTRY                       SUBCUSTODIAN

Argentina                     Citibank, N.A.

Australia                     Westpac Banking Corporation

Austria                       Erste Ban der Osterreichischen Sparkassen AG

Bahrain                       HSBC Bank Middle East
                              (as delegate of the Hongkong and Shanghai
                              Banking Corporation Limited)

Bangladesh                    Standard Chartered Bank

Belgium                       Fortis Bank nv-sa

Benin                         via Societe Generale de Banques en Cote
                              d'Ivoire, Abidjan, Ivory Coast

Bermuda                       The Bank of Bermuda Limited

Bolivia                       Citibank, N.A.

Botswana                      Barclays Bank of Botswana Limited

Brazil                        Citibank, N.A.

Bulgaria                      ING Bank N.V.

Burkina Faso                  via Societe Generale de Banques en Cote
                              d'Ivoire, Abidjan, Ivory Coast

Canada                        State Street Trust Company Canada

Chile                         BankBoston, V.A.

People's Republic of China    Hong Kong and Shanghai Banking Corporation
                              Limited, Shanghai and Shenzhen branches

Colombia                      Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                    Banco BCT S.A.

Croatia                       Privredna Banka Zagreb d.d

Cyprus                        The Cyprus Popular Bank Ltd.

Czech Republic                Ceskoslovenski Obchodni Banka, A.S.

Denmark                       Danske Bank A/S

Ecuador                       Citibank, N.A.

Egypt HSBC Bank Egypt S.A.E (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia                       Hansabank

Finland                       Merita Bank Plc.

France                        BNP Paribas Securities Services, S.A,

Germany                       Dresdner Bank AG

Ghana                         Barclays Bank of Ghana Limited

Greece                        National Bank of Greece S.A.

Guinea-Bissau                 via Societe Generale de Banques en Cote
                              d'Ivoire, Abidjan, Ivory Coast

Hong Kong                     Standard Chartered Bank

Hungary                       Citibank Rt. (converting to Bank Austria
                              Creditanstalt Rt August 10, 2001)

Iceland                       Icebank Ltd.

India                         Deutsche Bank AG

                              Hongkong and Shanghai Banking Corporation
                              Limited

Indonesia                     Standard Chartered Bank

Ireland                       Bank of Ireland

Israel                        Bank Hapoalim B.M.

Italy                         BNP Paribas, Italian Branch

Ivory Coast                   Societe Generale de Banques en Cote d'Ivoire

Jamaica                       Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                         The Fuji Bank, Limited Sumitomo Mitsui
                              Banking Corporation

Jordan HSBC Bank Middle East (as delegate of Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                    HSBC Bank Kazakhstan

Kenya                         Barclays Bank of Kenya Limited

Republic of Korea             Hongkong and Shanghai Banking
                              Corporation Limited

Latvia                        A/s Hansabanka

Lebanon HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania                     Vilniaus Bankas AB

Malaysia                      Standard Chartered Bank Malaysia Berhad

Mali                          via Societe Generale de Banques en Cote
                              d'Ivoire, Abidjan, Ivory Coast

Mauritius                     Hongkong and Shanghai Banking Corporation
                              Limited

Mexico                        Citibank Mexico, S.A.

Morocco                       Banque Commerciale du Maroc

Namibia                       Standard Bank Namibia Limited

Netherlands                   Fortis Bank (Nederland) N.V.

New Zealand                   Westpac Banking Corporation

Niger                         via Societe General de Banques en Cote
                              d'Ivoire, Abidjan, Ivory Coast

Nigeria                       Stanbic Merchant Bank Nigeria Limited

Norway                        Christiania Bank og Kreditkasse ASA

Oman HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan                      Deutsche Bank AG

Palestine                     HSBC Bank Middle East (as delegate of the
                              Hongkong and Shanghai Banking Corporation
                              Limited)

Panama                        BankBoston, N.A.

Peru                          Citibank, N.A.

Philippines                   Standard Chartered Bank

Poland                        Bank Handlowy w Warszawie S.A.

Portugal                      Banco Comercial Portugues

Qatar HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania                       ING Bank N.V.

Russia                        Credit Suisse First Boston AO - Moscow
                              (as delegate of Credit Suisse First
                              Boston - Zurich)

Senegal                       via Societe Generale de Banques en Cote
                              d'Ivoire, Abidjan, Ivory Coast

Singapore                     The Development Bank of Singapore Limited

Slovak Republic               Ceskoslovenska Obchodni Banka, A.S.

Slovenia                      Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                  Standard Bank of South Africa Limited

Spain                         Banco Santander Central Hispano S.A.

Sri Lanka                     Hongkong and Shanghai Banking Corporation
                              Limited

Swaziland                     Standard Bank Swaziland Limited

Sweden                        Skandinaviska Enskilda Banken

Switzerland                   UBS AG

Taiwan - R.O.C.               Central Trust of China

Thailand                      Standard Chartered Bank

Togo                          via Societe Generale de Banques en Cote
                              d'Ivoire, Abidjan, Ivory Coast

Trinidad                      Republic Bank Limited & Tobago

Tunisia                       Banque Internationale Arabe de Tunisie

Turkey                        Citibank, N.A.

Ukraine                       ING Bank Ukraine

United Arab                   HSBC Bank Middle East Emirates
                              (as delegate of the Hongkong and Shanghai
                              Banking Corporation Limited)

United Kingdom                State Street Bank and Trust Company,
                              London Branch

Uruguay                       BankBoston, N.A.

Venezuela                     Citibank, N.A.

Vietnam                       The Hongkong and Shanghai Banking Corporation
                              Limited

Zambia                        Barclays Bank of Zambia Limited

Zimbabwe                      Barclays Bank of Zimbabwe Limited

                               SCHEDULE B

               DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                       DEPOSITORIES

Argentina                     Caja de Valores S.A.

Australia                     Austraclear Limited Reserve Bank Information
                              and Transfer System

Austria                       Oesterreichische Kontrollbank AG
                              (Wertpapiersammelbank Division)

Belgium                       Caisse Interprofessionnelle de Depots
                              et de Virements de Titres, S.A.

                              Banque Nationale de Belgique

Benin                         Depositaire Central - Banque de Reglement

Brazil                        Companhia Brasileira de Liquidacao e Custodia

                              Sistema Especial de Liquidacao e de Custodia
                              (SELIC)

                             Central de Custodia e de Liquidacao
                             Financeira de Titulos Privados (CETIP)

Bulgaria                     Central Depository AD

                             Bulgarian National Bank

Burkina Faso                 Depositaire Central - Banque de Reglement

Canada                       Canadian Depository for Securities Limited

Chile                        Deposito Central de Valores SA.

People's Republic            Shanghai Securities Central Clearing &
Of China                     Registration Corporation

                             Shenzhen Securities Central Clearing Co., Ltd.

Colombia                     Deposito Centralizado de Valores

Costa Rica                   Central de Valores S.A.

Croatia                      Ministry of Finance

                             National Bank of Croatia

                             Sredisnja Depozitarna Agencija d.d.

Czech Republic               Stredisko cennych papiru

                             Czech National Bank

Denmark                      Vaerdipapircentralen (Danish Securities
                             Center)

Egypt                        Misr for Clearing, Settlement, and Depository

Estonia                      Eesti Vaartpaberite Keskdepositoorium

Finland                      Finnish Central Securities Depository

France                       Euroclear France

Germany                      Clearstream Banking AG, Frankfurt

Greece Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

                             Apothetirion Titlon AE - Central Securities
                             Depository

Guinea-Bissau                Depositaire Central - Banque de Reglement

Hong Kong                    Central Clearing and Settlement System

                             Central Moneymarkets Unit

Hungary                      Kozponti Elszamolohaz es Ertektar (Budapest)
                             Rt. (KELER)

Iceland                      Iceland Securities Depository Limited

India                        National Securities Depository Limited

                             Central Depository Services India Limited

                             Reserve Bank of India

Indonesia                    Bank Indonesia

                             PT Kustodian Sentral Efek Indonesia

Israel                       Tel Aviv Stock Exchange Clearing House Ltd.
                             (TASE Clearinghouse)

Italy                        Monte Titoli S.p.A.

Ivory Coast                  Depositaire Central - Banque de Reglement

Jamaica                      Jamaica Central Securities Depository

Japan                        Japan Securities Depository Center (JASDEC)

                             Bank of Japan Net System

Kazakhstan                   Central Depository of Securities

Kenya                        Central Bank of Kenya

Republic of Korea            Korea Securities Depository

Latvia                       Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                             Banque du Liban

Lithuania                    Central Securities Depository of Lithuania

Malaysia                     Malaysian Central Depository Sdn. Bhd.

                             Bank Negara Malaysia, Scripless Securities
                             Trading and Safekeeping System

Mali                         Depositaire Central - Banque de Reglement

Mauritius                    Central Depository and Settlement Co. Ltd.

                             Bank of Mauritius

Mexico                       S.D. INDEVAL (Instituto para el Deposito de
                             Valores)

Morocco                      Maroclear

Netherlands                  Nederlands Centraal Instituut voor Giraal
                             Effectenverkeer B.V. (NECIGEF)

New Zealand                  New Zealand Central Securities Depository
                             Limited

Niger                        Depositaire Central - Banque de Reglement

Nigeria                      Central Securities Clearing System Limited

Norway                       Verdipapirsentralen (Norwegian Central
                             Securities Depository)

Oman                         Muscat Depository & Securities Registration
                             Company, SAOC

Pakistan                     Central Depository Company of Pakistan Limited

                             State Bank of Pakistan

Palestine                    Clearing Depository and Settlement, a
                             department of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines                  Philippine Central Depository, Inc.

                             Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland National Depository of Securities (Krajowy Depozyt Papierow Wartoiciowych SA) Central Treasury Bills Registrar

Portugal                     Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania National Securities Clearing, Settlement and Depository Company

                             Bucharest Stock Exchange Registry Division

                             National Bank of Romania

Russia                       Vneshtorgbank, Bank for Foreign Trade of the
                             Russian Federation

Senegal                      Depositaire Central - Banque de Reglement

Singapore                    Central Depository (Pte) Limited

                             Monetary Authority of Singapore

Slovak Republic              Stredisko cennych papierov

                             National Bank of Slovakia

Slovenia                     Klirinsko Depotna Druzba d.d.

South Africa                 Central Depository Limited

                             Share Transactions Totally Electronic
                             (STRATE) Ltd.

Spain                        Servicio de Compensacion y Liquidacion
                             de Valores, S.A.

                             Banco de Espana, Central de Anotaciones
                             en Cuenta

SriLanka                     Central Depository System (Pvt) Limited

Sweden                       Vardepapperscentralen VPC AB (Swedish
                             Central Securities Depository)

Switzerland                  SegaIntersettle AG (SIS)

Taiwan - R.O.C.              Taiwan Securities Central Depository Co., Ltd.

Thailand                     Thailand Securities Depository Company Limited

Togo                         Depositaire Central - Banque de Reglernent

Tunisia Societe Tunisienne Interprofessionelle pour La Compensation et de Depots des Valeurs Mobiliere

Turkey                       Takas ve Saklama Bankasi A.S. (TAKASBANK)

                             Central Bank of Turkey

Ukraine                      National Bank of Ukraine

                             Mizhregionalny Fondovy Souz

United Arab Emirates         Clearing and Depository System,
                             a department of the Dubai Financial Market

Venezuela                    Banco Central de Venezuela

Zambia                       LuSE Central Shares Depository Limited

                             Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                              SCHEDULE C

                          MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION           BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)

THE GUIDE TO CUSTODY IN WORLD MARKETS     An overview of settlement and
(hardcopy annually and regular website    safekeeping procedures, custody
updates)                                  practices and foreign investor
                                          considerations for the markets in
                                          which State Street offers custodial
                                          services.

GLOBAL CUSTODY NETWORK REVIEW             Information relating to Foreign
(annually)                                Sub-Custodians in State Street's
                                          Global Custody Network. The Review
                                          stands as an integral part of the
                                          materials that State Street provides
                                          to its U.S. mutual fund clients to
                                          assist them in complying with SEC Rule
                                          17f-5. The Review also gives insight
                                          into State Street's market expansion
                                          and Foreign Sub-Custodian selection
                                          processes, as well as the procedures
                                          and controls used to monitor the
                                          financial condition and performance of
                                          our Foreign SubCustodian banks

SECURITIES DEPOSITORY REVIEW              Custody risk analyses of the Foreign
(annually)                                Securities Depositories presently
                                          operating in Network markets. This
                                          publication is an integral part of the
                                          materials that State Street provides
                                          to its U.S. mutual fund clients to
                                          meet informational obligations created
                                          by SEC Rule 17f-7.

GLOBAL LEGAL SURVEY                       With respect to each market in which
(annually)                                State Street offers custodial
                                          services, opinions relating to whether
                                          local law restricts (i) access of a
                                          fund's independent public accountants
                                          to books and records of a Foreign
                                          Sub-Custodian or Foreign Securities
                                          System, (ii) a fund's ability to
                                          recover in the event of bankruptcy or
                                          insolvency of a foreign Sub-Custodian
                                          or Foreign Securities System, (iii) a
                                          fund's ability to recover in the event
                                          of a loss by a Foreign Sub-Custodian
                                          or Foreign Securities System, and (iv)
                                          the ability of a foreign investor to
                                          convert cash and cash equivalents to
                                          U.S. dollars.

SUBCUSTODIAN AGREEMENTS                   Copies of the contracts that State
(annually)                                Street has entered into with each
                                          Foreign Sub-Custodian that maintains
                                          U.S. mutual fund assets in the markets
                                          in which State Street offers custodial
                                          services.

GLOBAL MARKET BULLETIN                    Information on changing settlement
(daily or as necessary)                   and custody conditions in markets
                                          where, State Street offers custodial
                                          services. Includes changes in market
                                          and tax regulations, depository
                                          developments, dematerialization
                                          information, as well as other market
                                          changes that may impact State Street's
                                          clients.

Foreign Custody Advisories                For those markets where State Street
(as necessary)                            offers custodial services that exhibit
                                          special risks or infrastructures
                                          impacting custody, State Street issues
                                          market advisories to highlight those
                                          unique market factors which might
                                          impact our ability to offer recognized
                                          custody service levels.

Material Change Notices                   Informational letters and accompanying
(presently on a quarterly basis or as     materials confirming State Street's
otherwise necessary)                      foreign custody arrangements,
                                          including a summary of material
                                          changes with Foreign Sub-Custodians
                                          that have occurred during the previous
                                          quarter. The notices also identify any
                                          material changes in the custodial
                                          risks associated with maintaining
                                          assets with Foreign Securities
                                          Depositories.

                          SCHEDULE D

FUND NAME                          EXECUTION DATE      DATE OF DECLARATION OF
                                                       TRUST*

CASH ACCUMULATION TRUST            12-Dec-97           27-Apr-84
 Liquid Assets Fund
 National Money Market
 Fund

COMMAND GOVERNMENT FUND            1-Jul-90            18-Aug-81

COMMAND MONEY FUND                 1-Jul-90            5-Jun-81

COMMAND TAX-FREE FUND              1-Jul-90            5-Jun-81

DUFF & PHELPS UTILITIES            21-Nov-91
TAX-FREE INCOME FUND, INC.

FIRST FINANCIAL FUND, INC.         1-May-86

GLOBAL UTILITY FUND, INC.          21-Dec-89

NICHOLAS-APPLEGATE FUND, INC.      10-Apr-87
 Nicholas-Applegate
 Growth Equity Fund

PRUDENTIAL CALIFORNIA              1-Aug-90            18-May-84
MUNICIPAL FUND
 California Series
 California Income Series
 California Money Market
 Series

PRUDENTIAL CORE INVESTMENT         23-Apr-99           25-May-99
FUND
 Short-Term Bond Series
 Short-Term Municipal
 Bond Series
 National Municipal Money
 Market Series
 Taxable Money Market
 Series
 Government Money Market
 Series
 Treasury Money Market
 Series

PRUDENTIAL DIVERSIFIED FUNDS       2-Sep-98            29-Jul-98
 Prudential Diversified
 Conservative Growth Fund
 Prudential Diversified
 Moderate Growth Fund
 Prudential Diversified
 High Growth Fund

PRUDENTIAL EQUITY FUND, INC.       1-Aug-90

PRUDENTIAL EUROPE GROWTH FUND,     31-May-99
INC.

--------------
* if applicable


PRUDENTIAL GLOBAL TOTAL RETURN     5-Sep-90
FUND,INC.(1)

PRUDENTIAL GOVERNMENT INCOME       31-Jul-90
FUND, INC.(2)

PRUDENTIAL GOVERNMENT              26-Jul-90           22-Sep-81
SECURITIES TRUST
 Money Market Series
 Short-Intermediate
 Term Series
 US Treasury Money Market
 Series

PRUDENTIAL HIGH YIELD              26-Jul-90
FUND, INC.

PRUDENTIAL HIGH YIELD              30-May-97
TOTAL RETURN FUND, INC.

PRUDENTIAL INDEX SERIES            24-Sep-97           11-May-92
FUND(3)
 Prudential Bond Market
 Index Fund
 Prudential Europe Index
 Fund
 Prudential Pacific Index
 Fund
 Prudential Small-Cap
 Fund
 Prudential Stock Index
 Fund

PRUDENTIAL INSTITUTIONAL           20-Nov-87
LIQUIDITY PORTFOLIO, INC.
 Institutional Money
 Market Series

PRUDENTIAL INTERNATIONAL           16-Jan-96
BOND FUND, INC.(4)

PRUDENTIAL MONEYMART               25-Jul-90
ASSETS, INC.

PRUDENTIAL MUNICIPAL BOND          25-Aug-87           3-Nov-86
FUND
 High Income Series
 Insured Series

PRUDENTIAL MUNICIPAL               1-Aug-90            18-May-84
SERIES FUND
 Florida Series
 New Jersey Series
 New York Series
 Pennsylvania Series
 Connecticut Money
 Market Series
 Massachusetts Money
 Market Series
 New Jersey Money Market
 Series

--------------
(1) formerly Global Total Return Fund, Inc.
(2) formerly Prudential Government Plus Fund, Inc.
(3) formerly Prudential Institutional Fund
(4) formerly The Global Government Plus Fund, Inc.


 New York Money Market
 Series

PRUDENTIAL NATIONAL                26-Jul-90
MUNICIPALS FUNDS, INC.

PRUDENTIAL NATURAL                 18-Sep-87
RESOURCES FUND, INC.

PRUDENTIAL PACIFIC GROWTH          16-Jul-92
FUND, INC.

PRUDENTIAL REAL ESTATE             18-Feb-98
SECURITIES FUND

PRUDENTIAL SECTOR FUNDS,           14-May-99
INC.(5)
 Prudential Financial
 Services Fund
 Prudential Health
 Sciences Fund
 Prudential Technology
 Fund
 Prudential Utility Fund

PRUDENTIAL SHORT-TERM              25-Jul-89
CORPORATE BOND FUND,
INC.(6)

PRUDENTIAL SMALL COMPANY           26-Jul-90
FUND, INC.(7)

SPECIAL MONEY MARKET               12-Jan-90
FUND, INC.(8)

PRUDENTIAL TAX-FREE MONEY          26-Jul-90
FUND, INC.

PRUDENTIAL TAX-MANAGED             8-Dec-98            17-Sep-98
FUNDS(9)
 Prudential Tax-Managed
 Equity Fund

PRUDENTIAL TAX-MANAGED             1-Aug-97
SMALL CAP FUND, INC.(10)

PRUDENTIAL TOTAL RETURN            3-Jan-95
BOND FUND, INC.(11)

PRUDENTIAL 20/20 FOCUS             14-Apr-98
FUND

PRUDENTIAL U.S. EMERGING           21-Oct-96
GROWTH FUND, INC.

PRUDENTIAL VALUE FUND              6-Jan-87            19-Sep-86

PRUDENTIAL WORLD FUND,             7-Jun-90
INC.(12)
 Prudential Global Growth
 Fund(13)
 Prudential International
 Value Fund(14)
 Prudential Jennison

--------
 (5) formerly Prudential Utility Fund, Inc.
 (6) formerly Prudential Structured Maturity Fund, Inc.
 (7) formerly Prudential Growth Opportunity Fund, Inc. and Prudential Small Company Value Fund, Inc.
 (8) formerly Prudential Special Money Market Fund, Inc.
 (9) formerly Prudential Tax-Managed Equity Fund
(10) formerly Prudential Small Cap Quantum Fund, Inc.
(11) formerly Prudential Diversified Bond Fund, Inc.


 International Growth
 Fund

STRATEGIC PARTNERS SERIES          1-Mar-00            1-Feb-00
 Strategic Partners
 Focused Growth Fund
 Strategic Partners
 Focused Value Fund
 Strategic Partners New
 Era Growth Fund

TARGET FUNDS                       25-Aug-99           8-Jul-99
 International Equity
 Fund
 Large Capitalization
 Growth Fund
 Large Capitalization
 Value Fund
 Small Capitalization
 Growth Fund
 Small Capitalization
 Value Fund
 Total Return Bond Fund

THE ASIA PACIFIC FUND,             24-Apr-87
INC.

THE HIGH YIELD INCOME              6-Nov-87
FUND, INC.

THE HIGH-YIELD PLUS FUND,          15-Mar-88
INC.

THE PRUDENTIAL INVESTMENT          27-Oct-95
PORTFOLIOS FUNDS, INC.(15)
 Prudential Active
 Balance Fund
 Prudential Jennison
 Equity Opportunity
 Fund(16)
 Prudential Jennison
 Growth Fund

THE TARGET PORTFOLIO               9-Nov-92            29-Jul-92
TRUST
 Large Capitalization
 Growth Portfolio
 Large Capitalization
 Value Portfolio
 Small Capitalization
 Growth Portfolio
 Small Capitalization
 Value Portfolio
 International Equity
 Portfolio
 International Bond
 Portfolio
--------
(12) formerly Prudential Global Fund, Inc.
(13) formerly Global Series
(14) formerly International Stock Series
(15) formerly Prudential Jennison Series Fund, Inc.
(16) formerly Prudential Jennison Growth and Income Fund

 Total Return Bond
 Portfolio
 Intermediate-Term Bond
 Portfolio
 Mortgage Backed
 Securities Portfolio
 US Government Money
 Market Portfolio
